Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 23, 2026, is entered into between GRAHAM CORPORATION, a Delaware corporation (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender (the “Lender”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, (a) the Borrower and the Lender have entered into that certain Credit Agreement, dated as of October 13, 2023 (as amended prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”) and (b) the Borrower, the other Credit Parties and the Lender have entered into that certain Collateral Agreement dated as of October 13, 2023 (as amended prior to the date hereof, the “Existing Collateral Agreement” and, as amended by this Agreement, the “Collateral Agreement”).

WHEREAS, pursuant to that certain Securities Purchase Agreement to be dated on or around January 23, 2026, by and among the Borrower, as buyer, FlackTek Manufacturing, LLC, a Delaware limited liability company (“FlackTek Manufacturing”), FlackTek Sales, LLC, a Delaware limited liability company (together with FlackTek, the “Target Entities”), the other Persons party thereto and the Seller Parties (as defined therein) party thereto, the Borrower will acquire 100% of the issued and outstanding Equity Interests of the Target Entities (such Acquisition, the “Project Mixer Acquisition”).

WHEREAS, in connection with the Project Mixer Acquisition, the Borrower has requested, and subject to the terms and conditions set forth herein, the Lender has agreed, to (a) increase the Revolving Credit Commitment to $80,000,000 (the “Second Amendment Revolving Credit Increase”) and (b) amend the Existing Credit Agreement and the Existing Collateral Agreement as more specifically set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

Section 1. Revolving Credit Facility Increase.

(a) The Lender agrees that the Revolving Credit Commitment, after giving effect to this Amendment and the Second Amendment Revolving Credit Increase, shall be $80,000,000.

(b) The parties hereto hereby agree that the Second Amendment Revolving Credit Increase shall not be deemed a utilization of the $15,000,000 principal amount set forth in Section 5.11(a) of the Existing Credit Agreement for Revolving Credit Facility Increases.

Section 2. Amendments to Existing Credit Agreement and Existing Collateral Agreement. Effective as of the Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein:

(a) the body of the Existing Credit Agreement is hereby amended: (a) to delete red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the conformed copy of the Credit Agreement attached hereto as Annex A; and

(b) the Existing Collateral Agreement is hereby amended to delete the references in Section 4.6(a) and 4.6(b) of the Existing Collateral Agreement to “sixty (60) days” and insert “ninety (90) days” in lieu thereof.

Section 3. Conditions of Effectiveness of this Amendment. This Amendment shall become effective on the date first set forth above (such date, the “Amendment Effective Date”) when the following conditions shall have been satisfied or waived (in each case, in form and substance reasonably acceptable to the Lender):

(a) the Lender’s receipt of this Amendment duly executed by the Lender and a Responsible Officer of the Borrower;

(b) the Borrower shall have delivered a certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Amendment (or certifying that there have been no changes to the incumbency previously delivered to the Lender) and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or governing documents of such Credit Party as in effect on the Amendment Effective Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, and (D) certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable;

(c) opinions of counsel to the Credit Parties, including opinions of special counsel and local counsel as may be reasonably requested by the Lender, addressed to the Lender with respect to the Credit Parties, this Amendment and such other matters as the Lender shall request;

(d) the Lender shall have received the results of a Lien search, in form and substance reasonably satisfactory thereto, made against the Borrower under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the applicable Uniform Commercial Code should be made to evidence or perfect security interests in all assets of the Borrower, indicating among other things that the assets of the Borrower are free and clear of any Lien (except for Permitted Liens);

(e) no Default or Event of Default shall exist immediately prior to or after giving effect to the Second Amendment Revolving Credit Increase and this Amendment;

(f) all of the representations and warranties set forth in Article VII of the Existing Credit Agreement shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects), or if such representation speaks as of an earlier date, as of such earlier date;

(g) the Lender shall have received from the Borrower, a Compliance Certificate demonstrating that the Borrower is in compliance with the financial covenants set forth in Section 9.13 of the Existing Credit Agreement based on the financial statements for the most recently completed Reference Period, both before and after giving effect on a Pro Forma Basis to the incurrence of any such Revolving Credit Facility Increase (and assuming that the Second Amendment Revolving Credit Increase is fully drawn) and any Permitted Acquisition, refinancing of Indebtedness or other event consummated in connection therewith giving rise to a Pro Forma Basis adjustment; and

(h) the Borrower shall have paid all fees and expenses of the Lender and its counsel.

Section 4. Representations and Warranties. To induce the Lender to enter into this Amendment, each Credit Party represents and warrants to the Lender on and as of the Amendment Effective Date that, in each case:

(a) all of the representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(b) no Default or Event of Default exists and is continuing;

(c) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(d) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower, and each such document constitutes the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 5. Reference to and Effect on the Credit Agreement and the Loan Documents. Except as expressly provided herein, the Existing Credit Agreement, the Existing Collateral Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Existing Credit Agreement, the Existing Collateral Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Existing Credit Agreement, the Existing Collateral Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Existing Credit Agreement, the Existing Collateral Agreement or the Loan Documents or any rights or remedies arising in favor of the Lender, or any of them, under or with respect to any such documents. References in the Credit Agreement and the Collateral Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” and the “Collateral Agreement” shall be deemed to be references to the Existing Credit Agreement and the Existing Collateral Agreement as modified hereby.

Section 6. Further Assurances. The Borrower agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Lender may reasonably require for the purposes of implementing or effectuating the provisions of this Amendment and the other Loan Documents.

Section 7. Acknowledgement and Reaffirmation. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (as amended pursuant to this Amendment), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) and (c) agrees that each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) remains in full force and effect and is hereby ratified and confirmed.

Section 8. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3 of the Credit Agreement to pay and reimburse the Lender in accordance with the terms thereof.

Section 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 11. Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement.

Section 12. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

GRAHAM CORPORATION, as Borrower

By:	/s/ Matthew Malone
Name: Matthew Malone
Title: Chief Executive Officer and President

BARBER-NICHOLS, LLC, as a Subsidiary Guarantor
By: Graham Corporation, its manager

By:	/s/ Christopher J. Thome
Name: Christopher J. Thome
Title: Vice President-Finance,
Chief Financial Officer, Chief Accounting Officer and Corporate Secretary

GRAHAM ACQUISITION I, LLC, as a Subsidiary Guarantor
By:	Graham Corporation, its manager

By:	/s/ Christopher J. Thome
Name: Christopher J. Thome
Title: Vice President-Finance,
Chief Financial Officer, Chief Accounting Officer and Corporate Secretary

P3 TECHNOLOGIES, LLC, as a Subsidiary Guarantor

By:	/s/ Michael E. Dixon
Name: Michael E. Dixon
Title: Vice President and Manager

Graham Corporation

Second Amendment to Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Michael J. Prendergast
Name: Michael J. Prendergast
Title: Executive Director, Commercial Relationship Manager Upstate New York Commercial Banking

Graham Corporation

Second Amendment to Credit Agreement

Signature Page

Annex A

Amended Credit Agreement

See attached.